     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 17, 1997
                                                       REGISTRATION NO. 33-92326
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            BRODERBUND SOFTWARE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                                                    94-2768218
           --------                        7372                        ----------
                                           ----
(STATE OR OTHER JURISDICTION OF                                      (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)        (PRIMARY STANDARD            IDENTIFICATION NUMBER)
                                   INDUSTRIAL CLASSIFICATION
                                          CODE NUMBER)

                              500 REDWOOD BOULEVARD
                              NOVATO, CA 94948-6121
                                 (415) 382-4400
     (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             THOMAS L. MARCUS, ESQ.
                     VICE PRESIDENT OF BUSINESS DEVELOPMENT
                               AND GENERAL COUNSEL
                            BRODERBUND SOFTWARE, INC.
                              500 REDWOOD BOULEVARD
                              NOVATO, CA 94948-6121
                                 (415) 382-4400
  (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:
                               TOR R. BRAHAM, ESQ.
                             IVAN J. BROCKMAN, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (415) 493-9300

================================================================================

         THE REGISTRANT HEREBY WITHDRAWS FROM REGISTRATION AN AGGREGATE OF 180,705 SHARES OF ITS COMMON STOCK REGISTERED TO PERMIT RESALES BY THE STOCKHOLDERS NAMED THEREIN. THE FOLLOWING TABLE SETS FORTH CERTAIN INFORMATION RELATING TO THE NUMBER OF SHARES BENEFICIALLY OWNED BY THE NAMED STOCKHOLDERS FOR WHICH THE REGISTRATION IS WITHDRAWN. THE REGISTRATION STATEMENT IS HEREBY AMENDED, AS APPROPRIATE, TO REFLECT THE WITHDRAWAL FROM REGISTRATION OF SUCH SHARES.

                 NAME OF STOCKHOLDER                        SHARES WITHDRAWN FROM REGISTRATION
                 -------------------                        ----------------------------------
Ken Hess and Connie Hess as Trustees for the Ken and
    Connie Hess Living Trust .......................................     127,345
M. Lynn Brewer .....................................................      40,489
Jonathan S. Aaronson and Alma C. Rodoni as Trustees for the
    Jonathan S. Aaronson and Alma C. Rodoni Living Trust
    Dated 5/1/91 ...................................................       5,528
Tina C. Nomura .....................................................         136
Daniel Handalian II ................................................         325
Hugo D. Paz ........................................................       1,250
Courtney J. Kermeen ................................................         325
Bonnie Anderson ....................................................       5,307

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Broderbund Software, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California, on this 16th day of April, 1997.

                                        BRODERBUND SOFTWARE, INC.


                                        By:  /s/ JOSEPH P. DURRETT
                                             -----------------------------------
                                             Joseph P. Durrett,
                                             Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          Signature                                        Title                                   Date
          ---------                                        -----                                   ----
  /s/ JOSEPH P. DURRETT                     Chief Executive Officer (Principal               April 16, 1997
----------------------------------------      Executive Officer) and Director
         Joseph P. Durrett

  /s/ WILLIAM M. McDONAGH*                President, Chief Operating Officer and             April 16, 1997
----------------------------------------                 Director
         William M. McDonagh

  /s/ MICHAEL J. SHANNAHAN*                 Vice President and Chief Financial               April 16, 1997
----------------------------------------     Officer (Principal Financial and
         Michael J. Shannahan                       Accounting Officer)

  /s/ DOUGLAS G. CARLSTON*                  Chairman of the Board of Directors               April 16, 1997
----------------------------------------
         Douglas G. Carlston

  /s/ EDMUND R. AUER*                                    Director                            April 16, 1997
----------------------------------------
         Edmund R. Auer

  /s/ GARY L. BUCKMILLER*                                Director                            April 16, 1997
----------------------------------------
         Gary L. Buckmiller

                                                         Director
----------------------------------------
         Scott D. Cook

  /s/ WILLIAM P. EGAN*                                   Director                            April 16, 1997
----------------------------------------
         William P. Egan

  /s/ DAVID E. LIDDLE, PH.D.*                            Director                            April 16, 1997
----------------------------------------
         David E. Liddle, Ph.D.

  /s/ LAWRENCE H. WILKINSON*                             Director                            April 16, 1997
----------------------------------------
         Lawrence H. Wilkinson

* By:   /s/ THOMAS L. MARCUS
     -----------------------------------
               Thomas L. Marcus,
               Attorney-in-fact


                                       -3-